EXHIBIT F
ALLIED IRISH BANKS, P.L.C.
CONTINGENT MANDATORILY
EXCHANGEABLE NOTES DUE NOVEMBER 15, 2010
UNDERWRITING AGREEMENT
October 6, 2010

October 6, 2010
To the Managers named in Schedule I hereto
for the Underwriters named in Schedule II hereto
Ladies and Gentlemen:
     Allied Irish Banks, p.l.c., a public limited company incorporated under the laws of Ireland (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the number of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture specified in Schedule I hereto (the “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form F-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated June 2, 2008 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and

“amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     Subject to the approval of the Company’s shareholders, the Securities will be mandatorily exchangeable for the Underlying Shares (as defined in Schedule I), subject to certain exceptions, as provided in the Indenture.
     On the Closing Date (as defined in Section 4), the Company will (1) deposit, or cause to be deposited, the Principal Amount together with the Additional Cash Amount into the Account (as such terms are defined in Section 1) and (2) pursuant to the terms of the Security Agreement (as defined in Section 1), pledge to The Bank of New York Mellon, as Trustee for the benefit of the Secured Parties (as defined in Section 1), the Collateral (as defined in Section 1) to secure, among other things, any cash payments that the Company is required, pursuant to the terms of the Indenture, to make to holders of the Securities, as described in the Prospectus.
     M&T Bank Corporation (“MTB”), a New York corporation in which the Company holds 26,700,000 shares of common stock, has entered into an indemnity agreement (the “Indemnity Agreement”) dated as of the date hereof with the Underwriters in connection with the offering of the Underlying Shares (as defined in Schedule I hereto).
     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or, subject to the Company’s compliance with Section 8(b) hereof, any amendment or supplement thereto) based upon information furnished to the Company in writing by or on behalf of any Underwriter through the Managers expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.
     (c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the

Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
     (d) The Company is duly incorporated and is validly existing as a public limited company under the laws of Ireland, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company is incorporated for an indefinite period and is a separate legal entity.
     (e) Each significant subsidiary of the Company (as that term is defined under Regulation S-X promulgated under the Exchange Act) is listed on Schedule III hereto (collectively, the “Significant Subsidiaries”) and the subsidiaries of the Company not listed on Schedule III hereto do not, on a combined basis, constitute a Significant Subsidiary. Each Significant Subsidiary has been duly incorporated, is validly existing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.
     (f) This Agreement has been duly authorized, executed and delivered by the Company.
     (g) The Security Agreement (as defined below) as of the Closing Date will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

     (h) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.
     (i) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.
     (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Security Agreement and the Securities (collectively referred to as the “Transaction Documents”) will not contravene (i) any provision of applicable law, (ii) the memorandum and articles of association of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clauses (i), (iii) and (iv), for any such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole or on the performance by the Company of its obligations under the Transaction Documents, and, except for the shareholder approval required by the Listing Rules of the Irish Stock Exchange and the U.K. Listing Authority, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.
     (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus.
     (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the

Company or any of its subsidiaries is subject (i) other than proceedings (A) accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and (B) that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (n) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (o) Neither the Company nor any of its subsidiaries, nor, to the Company’s best knowledge, any affiliate, director, officer, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.
     (p) The operations of the Company and its subsidiaries are and have been conducted at all times during the past five years in material compliance with all financial recordkeeping and reporting requirements under applicable laws and regulations, including those of the Bank

Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (q) (i) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, affiliate, agent or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
          (ii) The Company covenants that it will not, directly or, to its knowledge, indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
     (r) The Company and each of its subsidiaries have filed all tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to have) a material adverse effect.
     (s) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the applicable regulatory agencies or bodies (including, without limitation, the Irish Financial Regulator (the “Financial Regulator”) as a constituent part of the Central Bank and Financial Services Authority of Ireland (“CBOI”) necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, is reasonably likely to result in a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (t) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, since December 31, 2009, (a) the Company has not become aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (b) no change in the Company’s internal control over financial reporting has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

     (u) The Company has the power to submit and, pursuant to the Transaction Documents, has legally, validly, effectively and irrevocably submitted under the laws of the State of New York to the non-exclusive personal jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York in any suit, action or proceeding against them arising out of or related to the Transaction Documents, or with respect to its obligations, liabilities or any other matter arising out of or in connection with the issuance of the Securities and, to the extent not prohibited by law, has validly and irrevocably waived any objection to the venue of a proceeding in any such court; the consent and submission by the Company to the jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of, or in connection with, the Transaction Documents, as applicable, is valid under the laws of the State of New York and Ireland and any political subdivision of any of them and will be recognized and given effect by any federal or state court in the Borough of Manhattan, The City of New York and the courts of Ireland; and the Company has the power to designate, appoint and empower and pursuant to Section 17 of this Agreement and the relevant provisions of the other agreements and instruments to which it is a party, has legally, validly, and effectively designated, appointed; and empowered an agent for service of process in any suit or proceeding based on or arising under the Transaction Documents and any applicable terms agreement in any federal or state court in the Borough of Manhattan, The City of New York.
     (v) The Company and its Significant Subsidiaries calculate, review, assess and estimate the regulatory capital requirements of the Company and its Significant Subsidiaries in a manner designed to comply in all material respects with all current applicable statutory requirements, and the Company believes its methodology to assess its capital position in relation to regulatory requirements and risks is, in light of all the circumstances, fair and in accordance with principles and assumptions which it reasonably believes are prudent.
     (w) Upon the establishment of the Account and the execution of the Security Agreement by the parties thereto, (i) the Trustee, on behalf of the Secured Parties, will have a valid and perfected security interest in the Account, subject to no other liens, and (ii) the Trustee will have Control of the Account. No registration, recordation or filing with any governmental body, agency or official or on the books and records of the Company is required in connection with the execution or delivery of the Security Agreement or is necessary for the validity or enforceability thereof or for the perfection of the Security Interest or for the enforcement of the Security Interest other than the Company’s registration of the security financial collateral arrangement granted by the Company pursuant to the Security Agreement with the Companies Registration Office in Ireland, which shall be made no later than five business days after the Closing Date.
     (x) So long as the Trustee has Control of the Account, the Security Interest in the Account will be perfected, subject to no other liens.
     For purposes of this Agreement:
     “Account” means account number 810784 in the name of the Company and subject to the lien granted by the Company to the Trustee for the benefit of the Secured Parties pursuant to the Security Agreement;
     “Additional Cash Amount” means the additional amount required to be deposited into the Account by the Company;
     “Bank” means The Bank of New York Mellon;
     “Collateral” has the meaning specified in the Security Agreement;
     “Control” has the meaning specified in Article 9-104 of the UCC;
     “Principal Amount” means an amount of cash equal to 100% of the principal amount of the Securities;
     “Secured Parties” means the holders of the Securities, the Trustee and the Bank;
     “Security Agreement” means the Security Agreement to be dated as of the Closing Date, pursuant to which the Company has granted a first priority lien over the Account to the Trustee for the benefit of the Secured Parties;
     “Security Interest” means the security interest in the Collateral granted under the Security Agreement; and
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
     (y) The Company has and on the Closing Date and the third business day immediately following the date of shareholder approval for the transactions contemplated by this Agreement (prior to the exchange), will have valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the UCC in respect of, the Underlying Shares, free and clear of all liens, security interests or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Underlying Shares, or a security entitlement in respect of such Underlying Shares free and clear of all liens, security interests or other encumbrances. Except as provided in the Transaction Documents, as applicable, and in the Agreement and Plan of Reorganization by and among the Company, Allfirst Financial Inc. and M&T, dated as of September 26, 2002 (the “Agreement and Plan of Reorganization”), transfers of the Underlying Shares are not subject to any legal or contractual restrictions or rights of first refusal or first offer. The Company acknowledges that the right of first refusal in the Agreement and Plan of Reorganization is not applicable to the issuance of the Securities contemplated by this Agreement.
     (z) Except as has already been paid or authorized for payment, no stamp duty or similar tax or duty is payable under applicable Irish laws or regulations in connection with the creation, issuance or delivery of the Securities, the transfer of any of the Securities, the exchange of the Securities for the Underlying Shares and the delivery of the Underlying Shares in connection with the exchange of the Securities for the Underlying Shares in accordance with the terms of this Agreement and the Indenture or the execution and delivery of and performance by the respective parties of their obligations under the Transaction Documents.
     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.
     3. Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment is advisable. You hereby agree that, if the Securities are to be offered, the Securities will be offered to the public upon the terms set forth in the Prospectus.
     4. Payment and Delivery. Payment for the Securities shall be made directly into the Account in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such later date as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.
     The Company may elect to pay an advisory fee to the Underwriters of up to $10,346,250, payable on the fifth business day immediately following the meeting of the Company’s shareholders called to approve the disposition of the Underlying Shares, such fee to be payable at the Company’s sole discretion.
     5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Underwriters shall have received from Wachtell, Lipton, Rosen & Katz, special counsel for the Company, its written opinion, addressed to the Underwriters, dated the Closing Date in form and substance reasonably satisfactory to the Managers.
     (d) The Underwriters shall have received from Linklaters LLP, special counsel for the Company, its written opinion and negative assurance statement, addressed to the Underwriters, dated the Closing Date in form and substance reasonably satisfactory to the Managers.
     (e) The Underwriters shall have received from a senior officer in the legal department of the Company, a certificate addressed to the Underwriters, dated on the Closing Date in form and substance reasonably satisfactory to the Managers.

     (f) The Underwriters shall have received from McCann FitzGerald Solicitors, counsel for the Company, its written opinion, addressed to the Underwriters, dated the Closing Date in form and substance reasonably satisfactory to the Managers.
     (g) The Underwriters shall have received an opinion and disclosure letters of Davis Polk & Wardwell LLP, counsel for the Underwriters, its written opinion, addressed to the Underwriters, dated on the Closing Date in form and substance reasonably satisfactory to the Managers.
     (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of MTB and its subsidiaries, taken as a whole, from that set forth in the MTB Securities Prospectus Supplement (as such term is defined in the Indemnity Agreement) as of the date of this Agreement that, in the judgment of the Managers, is material and adverse and that makes it, in the judgment of the Managers, impracticable to market the Securities on the terms and in the manner contemplated in the MTB Securities Prospectus Supplement.

     6. Conditions to the obligations of the Underwriters and the Company. The several obligations of the Underwriters and the obligations of the Company are each subject to the condition that the Indemnity Agreement shall have been duly authorized, executed and delivered by the parties thereto and shall be in full force and effect and all conditions set forth in section 3 of the Indemnity Agreement shall have been satisfied by the dates specified in the Indemnity Agreement.
     7. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to the extent reasonably practicable, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.
     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, promptly to prepare, file with the Commission and furnish, subject to paragraph (b) above, at its own expense, to the Underwriters and to any dealer upon request of the Managers, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, promptly to prepare, file with the Commission and furnish, subject to paragraph (b) above, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To use commercially reasonable efforts to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to or taken any action which would subject it to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

     (h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement of the Company which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA, (v) any fees charged by the rating agencies for the rating of the Securities, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and all costs and expenses incident to listing the Securities on the New York Stock Exchange, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and charges of any trustee, transfer agent, paying agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the

Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution,” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
     (j) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business, (iii) indebtedness offered under the Company’s medium-term note program or (iv) securities or warrants permitted with the prior written consent of the Manager identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).
     (k) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.
     (l) Not to create or permit to exist any lien on the Account or any other Collateral or any of its rights in respect thereof, other than the Security Interest.
     (m) Not to create or permit to exist any lien on the Underlying Shares or any of its rights in respect thereof.
     (n) No later than five business days after the Closing Date, to present to the Companies Registration Office in Ireland for registration a duly completed Form C1 in respect of the security financial collateral arrangement granted by the Company pursuant to the Security Agreement and promptly thereafter deliver proof of such presentation to the Underwriters.

     (o) To use reasonable best efforts to list the Securities for trading on the New York Stock Exchange on the business day following the date of this Agreement.
     (p) On or prior to the Closing Date, to deliver to the Managers evidence reasonably satisfactory to the Managers that the Company has opened the Account and provided all information required by the Bank, including, but not limited to, any information pertaining to the Customer Identification Program (CIP) requirements under the USA Patriot Act.
     (q) To deposit the Principal Amount, together with the Additional Cash Amount into the Account, on the Closing Date.
     8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate, director, officer, employee and agent of each Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities, and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any preliminary prospectus and the Time of Sale Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus, the Time of Sale Prospectus or any issuer free writing prospectus.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one firm of local counsel in each applicable jurisdiction) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.
     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate, director, officer, employee or agent of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.
     10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market, the London Stock Exchange or the Irish Stock Exchange, (ii) trading of any securities of the Company or MTB shall have been suspended on any exchange or by the Commission, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names in Schedule II bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of the Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of the Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the Securities and the aggregate number of the Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriters (other than any defaulting Underwriter) or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder but the Company shall then be under no further liability to the Underwriters except as provided in Sections and 9 and 11.

     12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.
     (b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.
     13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.
     17. Submission to Jurisdiction. The Company agrees that any legal suit, action or proceeding brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement may be instituted in any of the courts of the State of New York or the U.S. federal courts, in each case located in the Borough of Manhattan, New York, New York and, to the extent not prohibited by law waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and irrevocably accepts and submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints Allied Irish Banks, 405 Park Avenue, New York, New

York 10022, Attention: General Manager, as its authorized agent (together with any successor appointee notified to the Underwriters, the “Process Agent”) upon whom process may be served in any action based on this Agreement which may be instituted in any of the courts of the State of New York or the U.S. federal courts, in each case located in the Borough of Manhattan, New York, New York, by any Underwriter or any such controlling person and expressly accepts the jurisdiction of any such court in respect of any such action. The Process Agent has agreed to act as such agent for service of process and the Company agrees to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment (or any successor appointment notified by the Company to the Underwriters) in full force and effect. Service of process upon the Process Agent shall be deemed effective service of process upon the Company. Notwithstanding the foregoing, any action against the Company arising out of or based upon this Agreement may also be instituted by any Underwriter in the High Court in Ireland, and the Company expressly accepts the jurisdiction of the High Court in any such action. The provisions of this Section 17 are intended to be effective upon the execution of this Agreement without further action by the Company and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.
     18. Judgment Currency. The Company hereby agrees to indemnify each Underwriter, whether acting as principal or agent, from and against any loss incurred by such Underwriter as a result of any judgment or order being given or made or any amount due hereunder and such judgment or order requiring payment in a currency (the “Judgment Currency”) other than United States dollars, and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of entering such judgment or order and (ii) the rate of exchange at which such Underwriter, on the date of payment of such judgment or order, is able to purchase United States dollars, in accordance with normal banking procedures, with the amount of the Judgment Currency actually received by such Underwriter, as the case may be. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriters. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

Very truly yours, ALLIED IRISH BANKS, P.L.C.
By:	/s/ Dan O’Connor
	Name:	Dan O’Connor
	Title:	Executive Chairman

Accepted as of the date hereof

CITIGROUP GLOBAL MARKETS INC.

MORGAN STANLEY & CO. INCORPORATED

Acting severally on behalf of themselves and the
several Underwriters named in Schedule II hereto

By: Citigroup Global Markets Inc.

By:	/s/ Christian Anderson
	Name:	Christian Anderson
	Title:	Managing Director

By: Morgan Stanley & Co. Incorporated
By:	/s/ Kenneth Pott
	Name:	Kenneth Pott
	Title:	Managing Director

SCHEDULE I

Managers:
Managers jointly authorized to release lock-up under Section 7(j):	Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated
Managers jointly authorized to appoint counsel under Section 9(c):	Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated

Indenture:	Indenture dated as of June 2, 2008, between the Company and the Trustee, as supplemented by a first supplemental indenture to be dated October 13, 2010, between the Company and the Trustee (together, the “Indenture”)

Trustee:	The Bank of New York Mellon

Principal Amount per Security:	$77.50

Purchase Price:	Principal minus Underwriting Discounts and Commissions

Underwriting Discounts and Commissions:	$0.58125 per Security

Advisory Fee:	The Company may elect to pay an advisory fee to the Underwriters of up to $10,346,250, payable on the fifth business day immediately following the meeting of the Company’s shareholders called to approve the disposition of the Underlying Shares, such fee to be payable at the Company’s sole discretion.

Registration Statement File No.:	333-151361

Time of Sale Prospectus	1. Prospectus dated June 2, 2008 relating to the Shelf Securities

2. Preliminary prospectus supplement dated October 5, 2010 relating to the Securities

I-1

3. Pricing Term Sheet (filed as free writing prospectus)

4. Launch and pricing press releases (filed as free writing prospectuses)

Securities to be purchased:	26,700,000 Contingent Mandatorily Exchangeable Notes due November 15, 2010

Underlying Shares:	26,700,000 shares of common stock, par value $0.50 per share of M&T Bank Corporation (the “Underlying Shares”)

Maturity:	November 15, 2010

Closing Date and Time:	October 13, 2010 9:00 a.m.

Closing Location:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017

I-2

SCHEDULE II

Number of
Securities To Be
Underwriter	Purchased

Citigroup Global Markets Inc.	12,015,000
Morgan Stanley & Co. Incorporated	14,685,000

Total	26,700,000

II

SCHEDULE III
Significant Subsidiaries
1)	AIB Group (UK) p.l.c.

2)	AIB Mortgage Bank

3)	Bank Zachodni WBK S.A.